UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

TRIPLE-S MANAGEMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Frequently Asked Questions and Answers

Background / Rationale

Why is GuideWell acquiring Triple-S? Why now?

•	The transaction will enable Florida Blue and Triple-S to capitalize on the significant opportunities ahead, and accelerates GuideWell’s expansion in our core insurance operations.

•	The transaction will:

o	Accelerate diversification and growth into new member segments. Florida Blue will be positioned to grow in the Medicare Advantage segment and in the rapidly growing Puerto Rican and Hispanic markets across Commercial given Triple-S’s strengths in both areas.

o	Address affordability as overall health care costs continue to rise, and enable continued investment in accessible, effective health solutions.

o	Create a leading provider of Medicare in the United States.

o	Best position Triple-S and Florida Blue to address the unique needs of their diverse members. The companies will work together to launch culturally relevant solutions and improve key drivers of health.

•	We’ve always been committed to helping people and communities achieve better health and this transaction will allow us to do even more for our members, customers and communities, faster than we could have on our own.

How did this transaction come about? Who approached whom? How long have GuideWell and Triple-S been discussing a potential transaction?

•	Our organizations and leadership teams have long known and respected each other. Pat and Bobby have served on the BCBSA Board together for a number of years.

•	The idea for the combination is rooted in that relationship and shared values. In addition, the number of Puerto Ricans who have come to Florida since Hurricane Maria has advanced the natural synergy between the Puerto Rican market and the Puerto Rican and Hispanic markets in Florida.

•	Our mission-driven cultures and locally focused approach to care are aligned. Joining forces was a natural next step to strengthen our offerings for our members and drive forward our collective goal of increasing access to high-quality, affordable health care for all.

•	Additional details will be included in the proxy materials Triple-S will file with the SEC in the coming weeks.

How do Florida Blue’s and Triple-S Management’s cultures compare?

•	We are fully aligned from a cultural perspective – our companies are committed to providing services that represent and serve our unique and diverse communities.

•	This combination is about building on our local expertise, our legacies and our complementary strengths to become an even stronger partner to our communities.

Structure / Path to Close

How will Triple-S be structured as part of GuideWell?

•	Following the completion of the transaction, Triple-S will operate as a wholly owned subsidiary of GuideWell. In addition, all Triple-S subsidiaries will become GuideWell indirect, wholly owned subsidiaries.

•	Triple-S will continue to operate as a Puerto Rican company under the same name, and will collaborate with Florida Blue to improve health outcomes for members. The management team will continue to lead the company. Triple-S’s providers, members and community partners will continue to work with the Triple-S staff they know and trust.

•	Until the closing of this transaction, GuideWell and Triple-S will continue to operate as independent companies.

Will there be any other changes to the organizational charts of GuideWell, Florida Blue or Triple-S as a result of the merger?

•	Following completion of the transaction, Triple-S will operate as a wholly owned subsidiary of GuideWell and will continue to be led by its current management team.

•	We strongly believe that local teams, with deep understanding of the local market and local needs, are critical to success in the Puerto Rican market. Triple-S’s providers, members and community partners will continue to work with the Triple-S staff they know and trust.

•	We expect little to no impact for our teams as a result of this transaction.

•	Florida Blue and Triple-S will work closely, leveraging each other’s expertise to drive improved health outcomes, affordability, access and health equity.

•	These are early days, but in the coming weeks we’ll be working on integration planning to determine how best to bring our companies together.

How will Triple-S interact and collaborate with Florida Blue? With GuideWell’s other companies?

•	Triple-S and Florida Blue have highly complementary capabilities and expertise. Each company will leverage the other’s strengths to better address the unique needs of their members, customers and communities and accelerate their strategic growth plans.

•	It is important to note, however, that Florida Blue and Triple-S will operate as standalone subsidiaries of GuideWell. They will have separate management teams, and they will execute independent strategies specific to their markets, customers and members.

•	Triple-S may also collaborate with GuideWell’s other subsidiaries, as appropriate, to advance its objectives and better serve its members, customers and communities.

•	These are early days, but in the coming weeks we’ll be working on integration planning to determine how best to bring our companies together.

What does this mean for the Triple-S name and brand? Will Triple-S continue to operate in Puerto Rico?

•	Following completion of the transaction, Triple-S will continue to operate under the same name and brand, with headquarters in Puerto Rico.

What does this mean for Triple-S’s leadership team? Will they have a role following the transaction close?

•	Following completion of the transaction, Triple-S will continue to be led by its current management team.

•	Triple-S’s providers, members and community partners will continue to work with the Triple-S staff they know and trust.

•	GuideWell has a great deal of respect for the Triple-S team, their mission and the company they’ve built.

Will any GuideWell executive and/or director receive any additional compensation (cash bonus, stock, etc.) in connection with the planned merger?

•	GuideWell builds its incentives around goals, and people will be paid based on their performance against previously established goals.

•	Going forward, and assuming regulatory approval, successful integration and the achievement of targets will be built into future goals as appropriate.

What are the next steps? What approvals are required? Do you expect any regulatory hurdles?

•	We expect the transaction to close in the first half of 2022, subject to the satisfaction of customary closing conditions, including receipt of customary state and federal regulatory review and approval as well as approval by Triple-S shareholders.

•	This transaction is a great outcome for Triple-S, GuideWell, Triple-S’s shareholders and the communities we serve.

What is the expected timeline for integration?

•	These are early days, but in the coming weeks we’ll be working on integration planning to determine how best to bring our companies together.

How have Triple-S’s largest shareholders reacted to this announcement?

•	We speak with our shareholders regularly, although, like most companies, we do not discuss the specifics of those conversations.

•	We’re confident our shareholders will see the value in this transaction.

When will Triple-S shareholders vote on this transaction?

•	The date and time for the special meeting to vote on the transaction will be shared when we file the definitive proxy materials for the transaction and mail them to our shareholders.

Post-Close Strategies / Priorities / Capital Allocation Priorities

Does this transaction change GuideWell’s and Triple-S’s corporate strategies and priorities?

•	We have highly complementary capabilities and expertise, and this transaction will enable both companies to accelerate our strategies and achieve our goals.

Does GuideWell plan to continue investing in Triple-S’s products and programs?

•	GuideWell is committed to supporting and accelerating Triple-S’s growth, including investing in its products, programs and people.

•	Triple-S will also leverage GuideWell’s capabilities and expertise to better serve its members in Puerto Rico.

Will Triple-S’s clinics expand to Florida?

•	The companies will explore opportunities to collaborate as part of integration planning and after we close.

How will this transaction impact Triple-S’s Medicare Advantage growth plans?

•	This transaction will position us better than ever to realize our vision of leading Medicare Advantage in Puerto Rico. GuideWell is committed to supporting our growth.

•	We will leverage the combined resources and experience across our respective markets to continue to grow MA.

How will this transaction impact Triple-S’s operations?

a.	We will leverage the combined resources and experience across our respective markets to continue to grow across all LOB in managed care.

Industry / Trends

Does this transaction signal future Blues system consolidation?

•	All Blue plans operate independently, and we cannot speculate about what other Blue plans will do.

•	We believe this transaction will make both Florida Blue and Triple-S stronger.

•	Blue system consolidation was not the driver for this transaction. The transaction was driven by what we believe we can accomplish together through collaboration.

Suddenly the health care insurance landscape in Puerto Rico has three new players. Is this a risk for Puerto Ricans’ health care?

•	We can’t speak for other companies, but GuideWell and Triple-S believe health care is best delivered locally, with deep respect for the uniqueness of each community served.

•	This approach differentiates us from the competition and allows us to better meet the unique and diverse needs of our communities.

•	After the completion of the transaction, Triple-S will operate as a standalone subsidiary of GuideWell. It will continue to operate as Triple-S, be led by its current management team, and pursue strategies specific to the unique needs and priorities of its members and Puerto Rico’s communities. Triple-S’s providers, members and community partners will continue to work with the Triple-S staff they know and trust.

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Forward-looking Statements

Certain statements contained in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “feel(s),” “forecast(s),” “intend(s),” “may,” “potential,” “plan(s),” “predict(s),” “project(s),” “seek(s),” “should,” “would,” “will,” and similar expressions (including the negative thereof) are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Triple-S Management Corporation (“Triple-S”) intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although Triple-S believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, the risk that Triple-S fails to obtain the required vote of Triple-S’s shareholders; the risk that of a significant delay in consummating the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval or a Blue Cross and Blue Shield Association approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the impact of COVID-19 on global markets, economic conditions, the health care industry and our results of operations, which is unknown, and the response by governments and other third parties; the inability to predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs; disasters or epidemics; provider, territory, state, federal, foreign and other contract changes and timing of regulatory approval of contracts; the outcome of legal and regulatory proceedings; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that potential litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification or liability; unexpected costs, charges or expenses resulting from the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Triple-S; and the risk that the proposed transaction and its announcement could have an adverse effect on Triple-S’s ability to contract with providers and retain and hire key personnel; as well as risk factors listed from time to time in Triple-S’s filings with the Securities and Exchange Commission (the “SEC”). Triple-S cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Triple-S disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information and Where to Find It

This communication relates to a proposed transaction between Triple-S and GuideWell Mutual Holding Corporation (“GuideWell”). In connection with this proposed transaction, Triple-S may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Triple-S may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIPLE-S ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Triple-S. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Triple-S through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Triple-S will be available free of charge on Triple-S’s internet website at https://investors.triplesmanagement.com or by contacting Triple-S’s primary investor relations contact by email at investorrelations@ssspr.com or by phone at (787)749-4949. Copies of documents filed with the SEC by GuideWell will be made available free of charge on GuideWell’s website at www.guidewell.com.

Participants in Solicitation

Triple-S, GuideWell, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Triple-S is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 18, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K. Information about the directors and executive officers of GuideWell is set forth on its website at www.guidewell.com/who-we-are.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.